Exhibit 1(a)


                            WPS RESOURCES CORPORATION




                             UNDERWRITING AGREEMENT


                                     [Date]




[Name and Address of Underwriters
or Representatives]




Ladies and Gentlemen:

         WPS Resources Corporation, a Wisconsin corporation (the "Company") confirms its agreement (the "Agreement") with the underwriters named in Schedule B (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of (1) the principal amount of its senior debt securities, if any, identified in Schedule A hereto (the "Senior Securities"), to be issued under an Indenture dated as of October 1, 1999, between the Company and Firstar Bank, National Association, as trustee (the "Senior Trustee"), as from time to time amended and supplemented (the "Senior Indenture"); (2) the principal amount of its subordinated debt securities, if any, identified in Schedule A hereto (the "Subordinated Securities" and together with the Senior Securities, the "Debt Securities") to be issued under an Indenture dated as of ___________________ between the Company and ____________, as trustee (the
"Subordinated Trustee" and, together with the Senior Trustee, the "Trustees") ( the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (3) the common stock, par value $0.01 per share, of the Company (the "Common Stock"), including, if then in existence, the related common stock purchase rights (the "Rights") provided for in the Rights Agreement dated December 12, 1996, between the Company and Firstar Trust Company, as rights agent (the "Rights Agreement") (all references herein to the Common Stock shall include the Rights unless the context indicates otherwise), if any, as indicated in Schedule A hereto. The Senior Securities, Subordinated Securities and Common Stock, if any, described in Schedule A hereto shall collectively be referred to herein as the "Securities." If the firm or firms listed in Schedule B hereto include only the firm or firms described above as

Representatives, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. The Securities are more fully described in the Final Prospectus (as defined below).

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.333-88525) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission. The Company has filed with the Commission pursuant to Rule 424(b) under the 1933 Act any preliminary prospectus used in connection with the offering of the Securities prior to the date hereof and required to be so filed. The Company proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement;" such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus;" and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the"Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; provided that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Final Prospectus, as the case may be.

         For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof and agrees with each Underwriter as follows.

                  (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Final Prospectus; the Company has not filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not result in a material adverse change in the condition (financial or other), net worth or results of operations or business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect")

                  (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations), has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Final Prospectus; no Significant Subsidiary which is incorporated under the laws of the State of Wisconsin has filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve any such Significant Subsidiary administratively pursuant to the provisions of the Wisconsin Business Corporation Law; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

                  (iii) Authorization of Stock of the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, except with respect to wage claims of employees of the Company as provided in
         Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; in the case of an offering of Common Stock, (A) the authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Final Prospectus), (B) the certificate for each outstanding share of Common Stock also represents one Right per share (if the Rights are then in existence), and (C) (if the Rights Agreement is then in effect) the outstanding Rights have been duly authorized and validly issued under the Rights Agreement and are entitled to the benefits thereof.

                  (iv) Ownership of Significant Subsidiaries. All of the issued and outstanding shares of capital stock of the Significant Subsidiaries have been duly and validly issued, are fully paid and non-assessable, except with respect to wage claims of employees of those Significant Subsidiaries which are subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the Company owns, beneficially and of record, all of the common stock of each Significant Subsidiary, directly or through subsidiaries, in each case free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Other than the Significant Subsidiaries, the Company has no subsidiaries which, either individually or considered in the aggregate as a single subsidiary, constitute a "significant subsidiary" as defined in Rule 405 under the 1933 Act Regulations.

                  (v)      Compliance with Registration Requirements.

                           (A) The Company meets the requirements for use of Form S-3 under the 1933 Act and the rules and regulations of the 1933 Act (the "1933 Act Regulations"). The Registration Statement has become effective under the 1933 Act and the 1933 Act Regulations, and no stop order suspending the effectiveness of such Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with any request on the part of the Commission for additional information.

                           (B) On the effective date of the Registration Statement (including any Rule 462(b) Registration Statement), as of the date hereof, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), and at the applicable Closing Date, (i) the
         Registration Statement, as amended as of any such time, and the Indentures complied or will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act, and the rules and regulations of the Commission under the 1939 Act ("the 1939 Act Regulations"), and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter, or by the Representatives on behalf of an Underwriter, expressly for use in the Registration Statement or any amendment or supplement thereto or to any statements in or omissions from the Statements of Eligibility of the Trustees on Form T-1 (the "Form T-1's").

                  (C) On its issue date, when filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and, in the case of the Final Prospectus, as of the date hereof and at the applicable Closing Date,
         (i) each Preliminary Prospectus and the Final Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) each Preliminary Prospectus and the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from any Preliminary Prospectus or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter, or by the Representatives on behalf of an Underwriter, expressly for use in the Preliminary Prospectus or the Final Prospectus. Each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act Regulations.

                  (vi) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Final Prospectus, (A) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act ("the 1934 Act Regulations"), and (B) at the time the Registration Statement and any amendments thereto became effective, at the time any Preliminary Prospectus and the Final Prospectus were issued, and at the Closing Time, when read together with the other information in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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

                  (vii) Accountants. The accountants who audited the annual financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Final Prospectus are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (viii) Financial Statements. The financial statements and any supporting schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, and the Final Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles which have been consistently applied in all material respects throughout the periods involved, except as may otherwise be stated therein and except to the extent that certain information normally disclosed in financial statements and related notes may be omitted or condensed in the quarterly financial statements of the Company and its consolidated subsidiaries if done so pursuant to the rules and regulations of the SEC. The Company's ratios of earnings to fixed charges included in any Preliminary Prospectus and the Final Prospectus under the caption "Ratios of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by or on behalf of the Underwriters, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (the "Bankruptcy Exceptions").

                  (x) The Common Stock. In the case of an offering of shares of Common Stock, the shares of Common Stock being delivered and paid for at the Closing Date have been duly authorized, validly issued and are fully paid and nonassessable, except with respect to wage claims of employees of the Company as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the related Rights (if the Rights Agreement is then in effect) have been duly authorized and validly issued under the Rights Agreement and are entitled to the benefits thereof; and neither the issuance of the shares of Common Stock nor the issuance of the related Rights is subject to preemptive rights.

                  (xi) Senior Indenture. In the case of an offering of Senior Securities, the Senior Indenture has been duly and validly authorized, executed and delivered by the Company; the Senior Indenture has been duly qualified under the 1939 Act; and, assuming due



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

         authorization, execution and delivery by the Trustee, the Senior Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (the "Bankruptcy Exceptions").

                  (xii) Senior Securities. In the case of an offering of Senior Securities, the Senior Securities have been duly and validly authorized by the Company and, when executed by the proper officers of the Company, and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Senior Securities are in the form contemplated by the Senior Indenture.

                  (xiii) Subordinated  Indenture.  In the case of an offering of
         Subordinated Securities, the Subordinated Indenture has been duly and validly authorized, executed and delivered by the Company; the Subordinated Indenture has been duly qualified under the 1939 Act; and, assuming due authorization, execution and delivery by the Trustee, the Subordinated Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xiv) Subordinated Securities. In the case of an offering of Subordinated Securities, the Subordinated Securities have been duly and validly authorized by the Company and, when executed by the proper officers of the Company, and authenticated in accordance with the provisions of the Subordinated Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Subordinated Securities are in the form contemplated by the Subordinated Indenture.

                  (xv) Conforming Documents. The Securities, the Rights, and, in the case of an offering of Debt Securities, the applicable Indenture, will conform in all material respects to the respective statements relating thereto contained in any Preliminary Prospectus, the Final Prospectus and the Registration Statement and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (xvi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, any amendment thereto, and the Final Prospectus and except as may otherwise be stated or contemplated therein, (a) the



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

         Company and its subsidiaries considered as one enterprise have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries considered as one enterprise, except for borrowings under existing revolving credit agreements and pursuant to the Company's existing commercial paper and 4(2) short-term note program, in each case consistent with past practices, and the accrual of interest on long-term debt of the Company's Employee Stock Ownership Plan that is guaranteed by Wisconsin Public Service Corporation, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (c) there has not been any material transaction entered into by the Company and its subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. The Company does not have any material contingent obligations required to be disclosed in the Registration Statement and Final Prospectus which are not disclosed therein.

                  (xvii) No Defaults; Regulatory Compliance. Neither the Company nor any Significant Subsidiary is in violation of its articles of incorporation or by-laws or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Indenture or in any other material contract, mortgage, loan agreement, lease, note or other instrument to which it is a party or by which it or any of them may be bound or to which any of their properties may be subject, or any rule, order, law, administrative regulation or administrative or court order, except to the extent set forth in the Registration Statement and Final Prospectus.

                  (xviii) No Conflicts. The execution and delivery of this Agreement and, in the case of an offering of Debt Securities, the applicable Indenture, the issuance, sale and delivery by the Company of the Securities, the compliance by the Company with the provisions of this Agreement and, in the case of an offering of Debt Securities, the provisions of the applicable Indenture and Debt Securities, and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds" do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party, or by which it or any of them is bound or to which any of their properties may be subject, or result in the violation of any law, order, rule, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Significant Subsidiary or their respective properties; there are no proceedings, at law or in equity or before any governmental agency or body, pending, or to the knowledge of the Company threatened, which affect or may affect any of the transactions contemplated by this Agreement; and the Company has full power and lawful authority to authorize, issue and sell the Securities on the terms and conditions herein set forth.

                  (xix) No Consents. No filing with, or consent, approval, authorization, order, or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

                  (xx) Public Utility Holding Company Act Compliance. The Company is not currently required to register as a "holding company" under the Public Utilities Holding Company Act of 1935, as amended.

                  (xxi) Legal Proceedings. Except as set forth in the Registration Statement and Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, overtly threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Final Prospectus or which might result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Final Prospectus, including ordinary routine litigation incidental to the business, would not, if adversely determined, result in a Material Adverse Effect.

                  (xxii) Exhibits. There are no contracts or other documents of the Company or any of its subsidiaries which are required to be described in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xxiii) Licenses and Authorizations. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Final Prospectus.

                  (xxiv) Restrictions on Dividends. The Final Prospectus (including the documents incorporated by reference therein) accurately describes the most restrictive of the existing limitations on the payment of dividends by WPSC on the shares of common stock of WPSC held by the Company.

                  (xxv) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvi) Environmental Compliance. The Company and each of its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Final Prospectus. Except as set forth in the Registration Statement and Final Prospectus, neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxvii) Year 2000 Compliance. In the case of offerings of Securities before January 1, 2000, the Company, on behalf of itself and each of its subsidiaries, has implemented, or caused to be implemented, a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by it may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999, and reasonably believe that such risk will be remedied on a timely basis without material expense, except as set forth or contemplated in the Registration Statement and Final Prospectus, and will not have a Material Adverse Effect.

                  (xxviii) Investment Company Act. The Company is not an "investment company or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and is not required to register or take any other action with respect to or under the Investment Company Act by reason of the issuance of any of the Securities by the Company.

                  (xxix) Listing of the Securities. In the case of an offering of Common Stock or Debt Securities which, by their terms, are to be listed on the New York Stock Exchange, the shares of Common Stock offered and sold under the Registration Statement or such Debt Securities have been approved for listing on the New York Stock Exchange.

                  (b) Officer Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries that is delivered to the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters stated therein.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                  Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the public offering price and upon the terms and conditions set forth in Schedule A hereto the principal amount or number of Securities set forth opposite such Underwriter's name in Schedule B hereto.

                  (b) As compensation for their commitments hereunder, the Company will pay to the Representatives, for the account of the Underwriters, on the applicable Closing Date, an amount equal to the total underwriting commission specified for the Securities in Schedule A hereto .

                  (c) Delivery and Payment. Delivery of the Securities shall be made at the office of _____________ or at such other place as shall be agreed upon by the Representatives and the Company or at the office of The Depository Trust Company ("DTC") if the Securities are to be issued in book-entry form. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by and behalf of such Underwriter of a purchase price equal to the public offering price therefor reflected in Schedule A, as appropriate. If the Securities are to be issued in book-entry form, such delivery shall be made by causing DTC to credit the Securities to the account of the Representatives at DTC. Payment of the purchase price shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, issue receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The closing of the sale of the Securities shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or at such other place as shall be agreed upon by the Company and the Underwriters, at 9:00 A.M. (central time) on the third (fourth, if the pricing occurs after 4:30 P.M.
(Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date being herein called the "Closing Time").

         At the Closing Time, the Company will pay, or cause to be paid, the total underwriting commission payable to the Underwriters at such time under
Section 2(b) to a bank account designated by the Representatives, on behalf of the Underwriters, by wire transfer of immediately available funds. If mutually agreed by the Company and the Underwriters, the amount of the total underwriting commission due to the Underwriters may be offset by the Underwriters against the amount of the purchase price for the Securities payable by the Underwriters to the Company pursuant to this Section 2(a).

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. Immediately following the execution of this Agreement, the Company will prepare a Final Prospectus setting forth the principal amount or number of Securities covered thereby and their terms (not otherwise specified in the applicable Indenture in the case of Debt Securities), the names of the Underwriters and the principal amount or number of Securities which each severally has agreed to purchase, the names of the Representatives, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act and will furnish to the Underwriters named therein as many copies of the Final Prospectus and any Preliminary Prospectus as such Underwriters shall reasonably request.

                  (b)  Amendments.  The Company will notify the  Representatives immediately, and promptly confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or (ii) of the mailing or the delivery to the Commission for filing, after the date of this Agreement and prior to the Closing Date, of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or Final Prospectus, (iii) of the receipt of any comments or other communications from the Commission with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Final

Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 (b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document (excluding documents incorporated by reference in the Registration Statement) to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, such number of signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented following the date of this Agreement) as such Underwriter may reasonably request. The Final Prospectus (and any amendments or supplements thereto following the date of this Agreement) furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the 1933

Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the proceeds received by it from the sale of the Securities in the manner specified in the Final Prospectus under "Use of Proceeds."

                  (i) Restriction on Sale of Common Stock. In the event that the Securities being issued and sold pursuant to this Agreement are shares of Common Stock, for the period beginning on the date of this Agreement and ending on the date specified in Schedule A , the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into an agreement to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock, except for shares of Common Stock sold pursuant to this Agreement and shares of Common Stock issued pursuant to employee benefit plans of the Company, and the Company will not file a registration statement under the 1933 Act with respect to any such securities or any such securities of the Company held by others.

                  (j) Restriction on Sale of Debt Securities. In the event that any of the Securities being issued and sold pursuant to this Agreement are Securities other than Common

Stock, for the period beginning on the date of this Agreement and ending on the date specified in Schedule A , the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into an agreement to sell, or otherwise dispose of, any Securities to which this Agreement relates or securities similar to such Securities, or any securities convertible into or exchangeable or exercisable for any such Securities or any such similar securities, except for Securities sold pursuant to this Agreement, and the Company will not file a registration statement under the 1933 Act with respect to any such Securities or securities similar to such securities of the Company held by others.

                  (k) Reporting Requirements. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (l) Listing of Securities. The Company will file all documents and notices and take such further actions as may be required to continue to list, on the New York Stock Exchange, any shares of Common Stock offered and sold pursuant to this Agreement or any Debt Securities which, by their terms, are to be listed on the New York Stock Exchange or any other securities exchange.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of the Company's obligations under this Agreement, including, but not limited to, (i) the preparation, reproduction and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Securities, (iii) any fees charged by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Services, Inc. ("Moody's") or any other nationally recognized securities rating agency (each, a "Rating Agency") for rating the Securities, (iv) all fees and expenses in connection with the listing of any Securities on the New York Stock Exchange,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, (vii) the preparation, reproduction and delivery to the Underwriters of copies of the Blue Sky Survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees andexpenses of the Trustees, including the fees and reimbursements of counsel for the Trustees in connection with the Indentures, and (x) the cost of qualifying the Securities with The Depository Trust Company.

                  (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(b) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

                  (b) Opinion of Counsel for the Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

                  (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Schiff Hardin & Waite, counsel for the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus and other related matters as the Underwriters may reasonably request (it being understood that such counsel may rely as to all matters of Wisconsin law and legal conclusions based thereon upon the opinion of counsel for the Company referred to in Section 5(b).
 Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officer Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                  (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations;

                  (ii) in their opinion, the audited consolidated financial statements and financial statement schedule(s) incorporated by reference in the Registration Statement and the Final Prospectus and included in the Company's most recent Annual Report on Form 10-K (the "Form 10-K") comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the applicable 1934 Act Regulations;

                  (iii) on the basis of (A) the performance of procedures specified by the American Institute of Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited consolidated balance sheets, the unaudited consolidated statements of income and retained earnings, and the unaudited consolidated statements of cash flows, of the Company and its subsidiaries included in the
         Company  and  WPSC's  quarterly  reports  on Form 10-Q  filed  with the
         Commission under Section 13 of the 1934 Act (the "Form 10-Q's") subsequent to the Form 10-K, (B) a reading of the latest available unaudited financial statements of the Company and its subsidiaries, (C) a reading of the minutes of the Annual Meeting of Shareholders and the latest minutes of meetings of the Board of Directors of the Company as set forth in the minute books for the current year, and (D) inquiries of the officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted accounting procedures and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Arthur Andersen LLP makes no representation as to the sufficiency of such procedures for the purposes of the several Underwriters), nothing has come to their attention which caused them to believe that (1) any material modifications should be made to the unaudited consolidated financial statements included in the Form 10-Q's for them to be in conformity with generally accepted accounting procedures; (2) the unaudited consolidated financial statements included in the Form 10-Q's do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, as they apply to Form 10-Q, or (3) at the date of the latest available consolidated financial statements and at a specified date not more than three business days prior to the date of such letter, there was any change in the consolidated capital stock or increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent consolidated balance sheet of the Company incorporated by reference into the Registration Statement and the Final Prospectus or, during the period from the date of such balance sheet to a specified date not more than three business days prior to the date of such letter, based upon inquiries of the appropriate officers of the Company, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, consolidated net income or earnings per share, except in each case as set forth in or contemplated by the Registration Statement and the Final Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Company; and

                  (iv) in addition to the audits referred to in their report appearing in the Form 10-K incorporated by reference in the
         Registration Statement and the Final Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages, and financial information which are included or incorporated by reference in the Registration Statement and the Final Prospectus and which are specified by the Underwriters, and have found such amounts, percentages, and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                  (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three calendar days prior to Closing Time.

                  (g) Maintenance of Rating. In the case of an offering of Debt Securities, since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Debt Securities or any of the other securities of the Company or WPSC by S&P or Moody's, and neither S&P or Moody's shall have publicly announced that it has under surveillance or review its rating of the Debt Securities or any of the Company's or WPSC's other securities, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from each such Rating Agency confirming the rating of the Debt Securities as of the Closing Date.

                  (h)  Execution  of  Agreements.  In the case of an offering of
Debt  Securities,   the  applicable  Indenture  shall  have  been  executed  and delivered, in each case in a form reasonably satisfactory to the Underwriters.

                  (i) Approval of Listing. In the case of an offering of Common Stock or any Debt Securities which are to be listed on The New York Stock Exchange or any other national securities exchange, the Securities shall have been duly listed, subject to official notice of issuance, on The New York Stock Exchange or such other national securities exchange.

                  (j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives, on behalf of the Underwriters, by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION

                  (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, at the time that such expense is incurred, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto); and provided further, that the foregoing indemnity with respect to any untrue statement or omission from a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that: (i) the untrue statement or omission contained in the Preliminary Prospectus (excluding documents incorporated by reference) was corrected, (ii) such person was not sent or given a copy of the Final Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person if required by applicable law, and (iii) the Company satisfied its obligation to provide a sufficient number of copies of the Final Prospectus to such Underwriter.

                  (b) Indemnification of Company, Officers and Directors. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in such Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto).

                  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.        TERMINATION OF AGREEMENT

                  (a) Termination;  General.  The  Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock
Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any governmental authority, or if a banking moratorium has been declared by either Federal, New York or Wisconsin authorities, or (iv) in the case of Debt Securities, if the ratings assigned by any Rating Agency to the Debt Securities or any other debt securities of the Company shall have been lowered since the date of this Agreement or if any such Rating Agency shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of the Debt Securities or any other debt securities of the Company.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities (other than for some reason to justify, in accordance with the provisions hereof, the cancellation or termination of its or their obligations hereunder) which it or they are obligated to purchase under this Agreement (the "Defaulted
Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to _____________ at ____________________________
, attention ___________, and notices to the Company shall be directed to it at 700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307, attention Ralph G. Baeten.

         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL TIME.

         SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   WPS RESOURCES CORPORATION



                                   By:
                                   Name:
                                   Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

[NAME OF UNDERWRITERS
OR REPRESENTATIVES]


By:      [NAME OF REPRESENTATIVE]



By:
Name:
Title:

                                   SCHEDULE A
                                SENIOR SECURITIES

Underwriting Agreement dated

Trustee:

Title, Purchase Price and Description of Debt Securities:

         Title:

         Principal amount:

         Interest rate:

         Interest payable:

         Commencing:

         Date of maturity:

         Public offering price:

                  Per Debt Security:
                  Total:

         Underwriting Commission:

                  Per Debt Security:
                  Total:

         Form of payment:

         Form of Securities:

         Redemption provisions:

         Sinking fund requirements:

         Lockup provisions:

         Other provisions:

Other Provisions of or Amendments to Underwriting Agreement:

Securities Closing Date, Time and Location:

Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 6(d) at the Closing Date:


                                   SCHEDULE A
                             SUBORDINATED SECURITIES


Underwriting Agreement dated

Trustee:

Title, Purchase Price and Description of Debt Securities:

         Title:

         Principal amount:

         Interest rate:

         Interest payable:
         Commencing:

         Date of maturity:

         Public offering price:

                  Per Debt Security:
                  Total:

         Underwriting Commission:
                  Per Debt Security:
                  Total:

         Form of payment:

         Form of Securities:

         Redemption provisions:

         Sinking fund requirements:

         Lockup provisions:

         Other provisions:

Other Provisions of or Amendments to Underwriting Agreement:

Securities Closing Date, Time and Location:

Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 6(d) at the Closing Date:

                                   SCHEDULE A
                                  COMMON STOCK

Underwriting Agreement dated


Number of shares:

Public Offering Price:

         Per Share:
         Total:

Underwriting Commission:

         Per Share:
         Total:

Over-allotment option:

Other Provisions of or Amendments to Underwriting Agreement:

Purchased Securities Closing Date, Time and Location:

Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 6(d) at the Closing Date:

                                   SCHEDULE B

                                SENIOR SECURITIES

Name of Underwriters                                                   Amount

[Insert Name]...................................................

[Insert Name]...................................................

[Insert Name]...................................................

                                                     Total            $

                                   SCHEDULE B

                             SUBORDINATED SECURITIES

Name of Underwriters                                                   Amount

[Insert Name]....................................................

[Insert Name]....................................................

[Insert Name]....................................................

                                                      Total             $

                                   SCHEDULE B

                                  COMMON STOCK

Name of Underwriters                                             No. of Shares

[Insert Name]..................................................

[Insert Name]..................................................

[Insert Name]..................................................

                                                           Total

                                    EXHIBIT A

                      Form of Opinion of Company's Counsel
                   (To Be Delivered pursuant to Section 5(b))

         (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin; based solely on a certificate of the Department of Financial Institutions of the State of Wisconsin, the Company has filed its most recent required annual report and, as of the applicable date specified in such certificates, (a) the Company has not filed articles of dissolution with the Department of Financial Institutions of the State of Wisconsin, and (b) the Department of Financial Institutions of the State of Wisconsin has not commenced proceedings for the dissolution of the Company and has made no determination that grounds exist for such action against the Company.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure of the Company to be so qualified and in good standing would have a Material Adverse Effect.

         (iv) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

         (v) In the case of an offering of Common Stock, the authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Final Prospectus); all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, except with respect to wage claims of employees of the Company as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the certificate for each outstanding share of Common Stock also represents one Right per share (if the Rights are then in existence), and (if the Rights Agreement is then in effect) the outstanding Rights have been duly authorized and validly issued under the Rights Agreement and are entitled to the benefits thereof.

         (vi) All of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, except with respect to wage claims of employees of the Company and each Significant Subsidiary as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted; the Company is the owner of record of all of the common stock of each Significant Subsidiary, directly or through subsidiaries.

         (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles and except that no opinion as to enforceability need be expressed as to rights to indemnification and contribution provided in Section 6 and 7 of this Agreement or clauses concerning agreements to agree.

         (viii) In the case of an offering of Common Stock, the shares of Common Stock being delivered and paid for at the Closing Date have been duly authorized, validly issued and are fully paid and nonassessable; and the related Rights (if the Rights Agreement is then in effect) have been duly authorized and validly issued under the Rights Agreement and are entitled to the benefits thereof; and neither the issuance of the shares of Common Stock nor the issuance of the related Rights is subject to preemptive rights.

         (ix) In the case of an offering of Senior Securities, the Senior Indenture has been duly and validly authorized, executed and delivered by the Company; the Senior Indenture has been duly qualified under the 1939 Act; and, assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

         (x) In the case of an offering of Senior Securities, the Senior Securities have been duly and validly authorized by the Company and, when executed by the proper officers of the Company, and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will in each case constitute valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Senior Securities are in the form contemplated by the Senior Indenture.

         (xi) In the case of an offering of Subordinated Securities, the Subordinated Indenture has been duly and validly authorized, executed and delivered by the Company; the Subordinated Indenture has been duly qualified under the 1939 Act; and, assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

         (xii) In the case of an offering of Subordinated Securities, the Subordinated Securities have been duly and validly authorized by the Company and, when executed by the proper officers of the Company, and authenticated in accordance with the provisions of the Subordinated

Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Subordinated Securities are in the form contemplated by the Subordinated Indenture.

         (xiii) The Securities (including the Rights) and, in the case of an offering of Debt Securities, the applicable Indenture, conform in all material respects to the respective statements relating thereto contained in the Final Prospectus and the Registration Statement.

         (xiv) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

         (xv) The Registration Statement, on its effective date, and the Final Prospectus, as of the date hereof (other than in each case financial statements and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which no opinion need be rendered) complied or comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act, and the 1939 Act Regulations.

         (xvi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and the Final Prospectus or to be filed as exhibits to the Registration
Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         (xvii) Each document incorporated by reference into the Registration Statement or the Final Prospectus complied as to form, when filed, in all material respects with the 1934 Act and the 1934 Act Regulations.

         (xviii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those that are disclosed therein.

         (xix) To the best of such counsel's knowledge and information, neither the Company nor any Significant Subsidiary is in violation of its articles of incorporation or by-laws or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in the applicable Indenture, if any, or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them or their properties may be bound.

         (xx) No filing, consent, approval, authorization, order, or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been obtained under the

1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, and (B) such as may be required under state securities or blue sky laws.

         (xxi) To the best of such counsel's knowledge and information, The execution and delivery of this Agreement and, in the case of an offering of Debt Securities, the applicable Indenture, the issuance, sale and delivery by the Company of the Securities, and the compliance by the Company with the provisions of this Agreement and, in the case of an offering of Debt Securities, the provisions of the applicable Indenture and Debt Securities do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party, or by which it or any of them is bound or to which any of their properties may be subject, or result in the violation of any law, order, rule, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Significant Subsidiary or their respective properties; there are no proceedings, at law or in equity or before any governmental agency or body, pending, or to the knowledge of the Company threatened, which affect or may affect any of the transactions contemplated by this Agreement; and the Company has full power and lawful authority to authorize, issue and sell the Securities on the terms and conditions herein set forth.

         (xxii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, and is not required to be registered thereunder.

         (xxiii) The Company and its Subsidiaries have statutory authority, franchises, permits, easements and consents adequate to conduct the businesses in which they are respectively engaged without legal restrictions that would materially affect their ability to so conduct such business.

         (xxiv) In the case of an offering of Common Stock or Debt Securities which, by their terms, are to be listed on the New York Stock Exchange, the shares of Common Stock offered and sold under the Registration Statement or such Debt Securities have been approved for listing on the New York Stock Exchange.

         In giving such opinion, such counsel shall additionally state that nothing has come to its attention that would lead it to believe that the Registration Statement, as of its effective date and the Closing Date, contained an untrue statement of material fact or omitted to state a material fact necessary to be stated therein in order to make the statements therein not misleading, or that the Final Prospectus, as of its issue date and the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not render an opinion with respect to financial statements and other financial or statistical data included or incorporated by reference in the Registration Statement or the Final Prospectus or as to any Form T-1.